Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Michael C. Voinovich Elected to the Boards of Directors of Middlefield Banc Corp.

MIDDLEFIELD, OHIO, May 14, 2020 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) (“Middlefield”) today announced Michael C. Voinovich has been elected to the Board of Directors of Middlefield Banc Corp. Mr. Voinovich fills a vacancy left by William A. Valerian, who retired from the Board of Directors of Middlefield Banc Corp. effective May 13, 2020.

Thomas G. Caldwell, President and Chief Executive Officer, stated: “Mike’s financial, banking, and capital market experience adds immediate value to our Board, and I look forward to his future contributions.”

Mr. Caldwell continued: “On behalf of everyone at Middlefield and my fellow Directors, I want to thank Bill Valerian for his service to the Company. We wish him well in his retirement.”

Mr. Voinovich has served as a director of The Middlefield Banking Company since March 1, 2020. Mr. Voinovich is the Executive Vice President and Chief Investment Officer of ECHO Health, Inc., a provider of innovative payment processing services to the healthcare and insurance industries, where he is responsible for overseeing the Company’s venture capital and corporate investment portfolios. Prior to joining ECHO Health, Inc. in January 2019, Mr. Voinovich was an investment banker for 19 years representing financial institutions and their holding companies. Most recently he was Managing Director and a Member of the Firm Commitment Committee of the Philadelphia-based investment banking firm of Boenning & Scattergood, Inc. In addition, to his roles at Middlefield and ECHO Health, Mr. Voinovich currently serves as a member of the Boards of Directors of Bank of George and GBank Financial Holdings, Inc. in Las Vegas, Nevada and as a director of RSI, LLC, a highly specialized employment search firm focused on placing neurologists and neurosurgeons across the United States. Mr. Voinovich is also a director of the Positive Education Program, Greater Cleveland’s largest non-profit agency serving developmental needs of children. Mr. Voinovich is a graduate of John Carroll University with a B.S. in Business Administration.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.21 billion at March 31, 2020. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.